                                                                    EXHIBIT 10.4


                               CRAWFORD & COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  AS AMENDED AND RESTATED AS OF JANUARY 1, 2003


Section 1.  PURPOSE

Crawford & Company hereby amends and restates the Crawford & Company Supplemental Executive Retirement Plan as originally effective as of January 1, 1986 and as thereafter amended. The primary purpose of this SERP is to provide a supplemental retirement benefit to the Participants described in Exhibit A to supplement certain benefits payable to each of them under the Savings Plan, Deferred Compensation Plan or Retirement Plan to the extent payment of such benefits is limited by the application of Code Sections 401(a)(17) and 415.

Section 2.  DEFINITIONS

The capitalized terms used in this SERP shall have the same meanings assigned to those terms in the Retirement Plan except that the following terms shall have the following meanings:

                  2.1 SERP - means this Crawford & Company Supplemental Executive Retirement Plan, as amended from time to time.

                  2.2 Retirement Plan - means the Crawford & company Retirement Plan and Trust Agreement, as amended from time to time.

                  2.3 Deferred Compensation Plan - means the Crawford & Company Deferred Compensation Plan, and any successor plan, as amended from time to time.

                  2.4 Savings Plan - means the Crawford Savings and Investment Plan, as amended from time to time.


Section 3.  PARTICIPATION

The Senior Compensation and Stock Option Committee of the Board of Directors shall have the power to designate an executive as a Participant in this SERP and such designations shall be reflected on Exhibit A to this SERP.


Section 4.  BENEFIT

                  4.1      SERP Benefit.


                  a. SERP Retirement Benefit. A benefit shall be payable under this SERP to, or on behalf of, each Participant, which benefit shall equal the excess, if any, of (1) over (2) where

                           (1)      equals the aggregate of (i) the benefits
which would have been payable to him, or on his behalf, under the Retirement Plan, plus (ii) Restoration Benefits under the Deferred Compensation Plan in the form elected by him, or his Beneficiary, under the terms of the Retirement Plan and Deferred Compensation Plan absent the limitations of Code Sections 401(a)(17) and 415, without regard to when such executive became a participant; and

                           (2)      equals the aggregate benefits actually
payable to him, or on his behalf, in such form under (i) the Retirement Plan, and (ii) the Restoration Benefits provisions of the Deferred Compensation Plan.

                  b. SERP Service Credit Benefit. On and after January 1, 2003, the Company will make a SERP Service Credit on behalf of each Participant for each Plan Year, which will be equal to the excess of (1) over (2) where

                           (1)      equals the amount that would have been
allocated to the Participant's account as a "service contribution" under the Savings Plan for such Plan Year if "compensation" under the Savings Plan had been determined without regard to the Participant's deferrals under the Deferred Compensation Plan for such Plan Year and without regard to the limitations of Code Sections 401(a)(17) and 415 and

                           (2)      equals the sum of the amount actually
allocated for such Plan Year (i) as a "service contribution" to the Participant's account under the Savings Plan and (ii) as a "service credit" to the Participant's account under the Deferred Compensation Plan.

Each Participant's SERP Service Credit shall be allocated to a bookkeeping account maintained as a part of the Company's books and records to show as of any date the interest of each Participant in this SERP Service Credit Benefit, which is referred to as such Participant's SERP account. Deemed interest shall be credited to each such SERP account at the same rate and in the same manner that deemed interest is credited to accounts maintained under the Deferred Compensation Plan. Crawford & Company shall furnish a statement to each Participant annually, which shows the deemed SERP account balance at the end of the Plan Year preceding the statement date and, at Crawford & Company's discretion, such other account data as Crawford & Company deems appropriate.

                  4.2 Payment of SERP Retirement Benefit. The SERP Retirement Benefit payable to, or on behalf of, a Participant under this Section 4 shall be paid as of the same date, in the same benefit payment form and to the same person as his or her benefit under the Retirement Plan or Deferred Compensation Plan, and no payment shall be made to, or on behalf of, a Participant under this Section 4 unless a benefit is paid to him or her or on his or her behalf under the Retirement Plan.

                  4.3 Payment of SERP Service Credit Benefit. The SERP Service Credit benefit payable to, or on behalf of, a Participant under this
Section 4 shall be paid as of the later of the date the Participant terminates his or her employment with Crawford & Company and its affiliates or the date the Participant attains age 55. Each Participant may elect to have his SERP account distributed in the same manner as a "retirement distribution" under Section 7.3 of the Deferred Compensation Plan.

                  4.4      Previously Retired Participants. Notwithstanding
Section 4.4, if an executive, at the time of his designation as a Participant, is currently receiving benefits under the Retirement Plan, he shall not receive any SERP Retirement Benefit until such time as such Participant's employment terminates following his or her designation as a Participant ("Subsequent Retirement"). Such Participant's SERP Retirement Benefit under Section 4.1(a) shall, at the time of the Subsequent Retirement, be determined by including all periods of employment up to the Subsequent Retirement, without regard to any previous retirement, as if the Participant first started receiving benefits under the Retirement Plan as of the time of his or her Subsequent Retirement. Any Participant who retires and then returns to employment shall receive additional SERP benefits in accordance with this Section 4 with respect to such period of subsequent employment if designated a continuing Participant by the Committee.


Section 5.  SOURCE OF BENEFIT PAYMENTS

All benefits payable under the terms of this SERP shall be paid by Crawford & Company from its general assets. No person shall have any right or interest or claims whatsoever to the payment of a benefit under this SERP from any person whomsoever other than Crawford & Company, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this SERP which is superior in any manner to the right of any other general and unsecured creditor of Crawford & Company.


Section 6.  NOT A CONTRACT OF EMPLOYMENT

Participation in this SERP shall not grant to any Participant the right to remain an employee for any specific term of employment or in any specific capacity or at any specific rate of compensation.


Section 7.  NO ALIENATION OR ASSIGNMENT

A Participant or a beneficiary under this SERP shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this SERP, and the Senior Compensation and Stock Option Committee of the Board of Directors shall have the right in light of any such action to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant or beneficiary who attempts to do so.


Section 8.  ERISA

Crawford & Company intends that this SERP come within the various exceptions and exemptions of ERISA and for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of ERISA Section 201(2), Section 302(a)(3) and Section 401(a)(1) and any ambiguities in this SERP shall be construed to effect that intent.

Section 9.  ADMINISTRATION, AMENDMENT AND TERMINATION

Crawford & Company shall have all powers necessary to administer this SERP in its absolute discretion and shall have the right, by action of the Senior Compensation and Stock Option Committee of the Board of Directors, to amend this SERP from time to time in any respect whatsoever and to terminate this SERP at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of benefits accrued under this Plan to the date of such amendment or termination. This SERP shall be binding on any successor in interest to Crawford & Company.


Section 10.  CONSTRUCTION

This SERP shall be construed in accordance with the laws of the State of Georgia, and the masculine shall include the feminine and the singular the plural whenever appropriate.


Section 11.  EXECUTION

Crawford & Company, as the SERP sponsor, has executed this SERP to evidence the adoption of this amendment and restatement by the Senior Compensation and Stock Option Committee of its Board of Directors this 28th day of January, 2003.


                                                  CRAWFORD & COMPANY


                                                  By: /s/ Grover L. Davis


                                                  Title:  Chairman and CEO

                                    EXHIBIT A

                 CRAWFORD & COMPANY SUPPLEMENTAL RETIREMENT PLAN
                        AS AMENDED AND RESTATED EFFECTIVE
                              AS OF JANUARY 1, 2003


Name of Participant

T. G. Germany
F. L. Minix
R. P. Albright
P. A. Bollinger
D. R. Chapman
J. F. Osten
D. A. Smith
J. F. Giblin
A. L. Meyers, Jr.
G. L. Davis
J. A. McGee
H. L. Rogers
S. V. Festa
Victoria Holland
Gregory P. Hodson